UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2015, Virtusa Consulting Services Private Limited (“Virtusa India”), a subsidiary of Virtusa Corporation (“Virtusa” or the “Company”), entered into a definitive share purchase agreement (“SPA”) to purchase 53,133,127 shares, or approximately 51.7% of the fully-diluted capitalization of Polaris Consulting & Services Limited (“Polaris”) from certain Polaris shareholders for approximately $180 million in cash (the “Polaris SPA Transaction”). In addition, under applicable India Takeover rules, Virtusa India will make an unconditional mandatory offer to the Polaris public shareholders to purchase up to an additional 26.0% of the outstanding shares of Polaris for approximately $90 million in cash, assuming full tender and the offer price remaining unchanged, for total consideration of approximately $270 million. The transaction is subject to certain conditions to close, including regulatory approvals in the United States and India, and is expected to close during Virtusa’s fourth fiscal quarter ending March 31, 2016.

The obligations of the parties to consummate the Polaris SPA Transaction are subject to the satisfaction (or waiver, if applicable) of various customary conditions, including (i) regulatory approvals in the United States and India, (ii) the absence of any governmental order prohibiting the Polaris SPA Transaction, (iii) the accuracy of the representations and warranties of the other party contained in the SPA (subject to certain materiality qualifications), and (iv) the other party’s compliance with or performance of the covenants and agreements in the SPA in all material respects. In addition, Virtusa India’s obligation to consummate the share purchase is subject to the absence of a material adverse effect (as defined in the SPA) on Polaris. Virtusa India’s obligation to consummate the share purchase is not subject to receipt of the proceeds of the contemplated financing for the transaction.

Virtusa has secured commitments for senior secured debt financing of $300 million from JP Morgan Chase Bank, N.A. and Bank of America, N.A., in support of the transaction, comprised of a $100 million revolving credit facility and a $200 million multi-draw term loan.  Interest under these facilities accrues at a rate per annum of LIBOR plus 2.75%, subject to step-downs based on Virtusa’s ratio of debt to adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (“EBITDA”). Virtusa intends to enter into an interest rate swap agreement to minimize interest rate exposure. The term of the facilities is five years from date of close. The definitive credit agreement governing the facilities will include a maximum debt to EBITDA ratio and a minimum fixed charge ratio. These facilities will replace Virtusa’s existing $25 million credit facility with JP Morgan Chase Bank, N.A.

The foregoing description of the Share Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Share Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, the sellers or Polaris. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the sellers, Polaris or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On November 5, 2015, the Company entered into an amendment with Citigroup Technology, Inc. (“Citi”) and Polaris, effective only upon the closing of the Polaris SPA Transaction, pursuant to which, (i) Citi agreed to appoint the Company and Polaris as a preferred vendor for Global Technology Resource Strategy (“GTRS”) for the provision of IT services to Citi on an enterprise wide basis (“GTRS Preferred Vendor”), (ii) the Company agreed to certain productivity savings and associated reduced spend commitments for a period of two years, which, if not achieved, would require the Company to provide certain minimum discounts to Citi, (iii) the parties agreed to amend Polaris’ master services agreement with Citi such that the Company would also be deemed a contracting party and the Company would assume, and agree to perform, or cause Polaris to perform, all applicable obligations under the master services agreement, as amended by the amendment (the “Citi/Virtusa MSA”), and (iv) Virtusa agreed to terminate Virtusa’s existing master services agreement with Citi, and have the Citi/Virtusa MSA be the sole surviving agreement.  Under the terms of the Citi/Virtusa MSA, the Citi/Virtusa MSA has a perpetual term, but may be terminated sooner by either party in the event of, among other things, an uncured, material breach of the other party on 30 days prior written notice or by Citi for convenience generally upon 30 days prior written notice except for certain time and material engagements, which may be terminated for convenience by Citi on 10 business days or shorter notice.  The Citi/Virtusa MSA contains provisions regarding insurance, indemnities, limitations of liability, warranty, service levels, liquidated damages and other customary terms and conditions.

The foregoing description of the Citi/Virtusa MSA and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Citi/Virtusa MSA , which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2015.

Forward Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Virtusa undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Virtusa’s ability to close on the definitive agreement with Polaris and to close on the mandatory unconditional offer, and if so, in a timely manner and without having to waive any closing conditions; the possibility that Virtusa may not receive the anticipated financing or financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption of Virtusa’s current plans and operations caused by the announcement of the contemplated transaction, which may cause Virtusa’s stock price to decrease or make it more difficult to maintain relationships with employees, customers, vendors and other business partners; the possibility that the business of Polaris may suffer as a result of uncertainty surrounding the transaction or that Polaris may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; Virtusa’s ability to obtain effective control of Polaris or its ability to manage the business and operations of Polaris as a less than wholly owned subsidiary after the closings; Virtusa’s ability to close on the mandatory unconditional offer at the consideration offered or with the Polaris public stockholders meaningfully participating in such offer, the failure of which could result in an increase in the consideration offered to paid to the stockholder, and if so, the ability to finance such higher than expected consideration, manage an Indian public company, incur unexpected costs, liabilities or delays in connection with the Polaris acquisition; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; the possibility of any failure to realize the intended benefits of the contemplated transaction, including the inability to integrate Virtusa’s and Polaris business and operations or to realize the anticipated synergies in the expected amount or within the anticipated time frames or cost expectations or at all; the possibility that Virtusa’s estimated combined or standalone guidance may differ from expectations, and other risks and uncertainties discussed in Virtusa’s filings with the SEC, including the “Risk Factors” section of Virtusa’s most recent Quarterly Reports on Form 10-Q and most recent Annual Reports on Form 10-K for the year ended March 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01.   Financial Statements and Exhibits

(d)    Exhibits

2.1*                        Share Purchase Agreement dated as of November 5, 2015 by and among Virtusa Consulting Services Private Limited, the stockholders listed in Schedules I and II therein and Polaris Consulting & Services Limited.

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1**          Press Release issued by Virtusa Corporation on November 5, 2015.

99.2**          Investor Presentation, dated November 5, 2015.

*Filed herewith. Schedules (or similar attachments) to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

**Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: November 5, 2015	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Share Purchase Agreement dated as of November 5, 2015 by and among Virtusa Consulting Services Private Limited, the stockholders listed in Schedules I and II therein and Polaris Consulting & Services Limited.

99.1**	Press Release issued by Virtusa Corporation on November 5, 2015

99.2**	Investor Presentation, dated November 5, 2015.

*Filed herewith. Schedules (or similar attachments) to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

**Furnished herewith